Exhibit 32

CERTIFICATIONS

The undersigned certify pursuant to 18 U.S.C. Section 1350, that:

(1)

The accompanying Rimage Corporation Annual Report on Form 10-K for the period ended December 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 24, 2011	/s/ Sherman L. Black
President, Chief Executive Officer and
Chief Operating Officer

/s/ James R. Stewart
Chief Financial Officer

9